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                                                                      EXHIBIT 21






                        SUBSIDIARIES OF INTERFACE, INC.

                                                     JURISDICTION OF
                      SUBSIDIARY                      ORGANIZATION
       -----------------------------------------  ----------------------

       Interface Americas, Inc.                       Georgia (USA)
       Interface Flooring Systems, Inc.               Georgia (USA)
       Interface Research Corporation                 Georgia (USA)
       Rockland React-Rite, Inc.                      Georgia (USA)
       Pandel, Inc.                                   Georgia (USA)
       Interface Asia-Pacific, Inc.(1)                Georgia (USA)
       Prince Street Technologies, Ltd.               Georgia (USA)
       Re: Source Americas Enterprises, Inc.          Georgia (USA)
       Toltec Fabrics, Inc.                           Georgia (USA)
       Interface Yarns, Inc.                          Georgia (USA)
       Interface Leasing, Inc.                        Georgia (USA)
       Interface Architectural Resources, Inc.        Georgia (USA)
       Intek, Inc.                                    Georgia (USA)
       Bentley Mills, Inc.                            Delaware (USA)
       Interface Europe, Inc.                         Delaware (USA)
       Guilford of Maine, Inc.(2)                     Delaware (USA)
       Guilford (Delaware), Inc.                      Delaware (USA)
       Interface Securitization Corporation           Delaware (USA)
       Renovisions, Inc.                              Pennsylvania (USA)
       C-Tec, Inc                                     Michigan (USA)
       Interface International (Barbados), Inc.       Barbados
       Interface Flooring Systems (Canada), Inc.      Canada
       Interface Europe, Ltd.(3)                      United Kingdom
       Interface Europe B.V.(4)                       Netherlands

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(1)  Interface Asia-Pacific, Inc. is the parent of six subsidiaries organized and operating in Australia, Japan, Hong Kong, Singapore and Thailand.

(2) Guilford of Maine, Inc. is the parent of two subsidiaries organized and operating in Canada and the United States. Another fabric subsidiary operating in the United Kingdom, Guilford of Maine (U.K.) Ltd., is now grouped as a subsidiary of Interface Europe, Ltd.

(3) Interface Europe, Ltd. (formerly Interface Flooring Systems, Ltd.) is the parent of four subsidiaries organized and operating in the United Kingdom and Hong Kong.

(4) Interface Europe B.V. (formerly Interface Heuga B.V.) is the parent of six subsidiaries organized and operating in the Netherlands, and 12 subsidiaries organized and operating outside of the Netherlands (none of which are organized or operating in the United States).